UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Barclays PLC

(Exact name of Registrant as Specified in Its Charter)

England (State of Incorporation or Organization)	13-4942190 (I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom (Address of Principal Executive Office)	E14 5HP (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: No. 333-253693

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.325% Fixed Rate Resetting Senior Callable Notes due 2026 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 7.437% Fixed Rate Resetting Senior Callable Notes due 2033	The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus dated March 1, 2021 (the “Prospectus”) and a prospectus supplement dated October 27, 2022 (the “Prospectus Supplement”) relating to the Securities (as defined below) registered hereunder included in the Registrant’s shelf Registration Statement on Form F-3 (File No. 333-253693), which became effective on March 1, 2021. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to $1,500,000,000 aggregate principal amount of 7.325% Fixed Rate Resetting Senior Callable Notes due 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 (the “2028 Notes”) and $2,000,000,000 aggregate principal amount of 7.437% Fixed Rate Resetting Senior Callable Notes due 2033 (the “2033 Notes” and together with the 2026 Notes and the 2028 Notes, the “Securities”) to be issued by the Registrant. Reference is made to the information set forth (i) under the heading “Description of Debt Securities” in the Prospectus and (ii) under the headings “Description of Senior Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1

Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of January 17, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 17, 2018 (Film No. 18530382), filed by the Registrant with the Securities and Exchange Commission on January 17, 2018).

4.2

Sixth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 7, 2020 (incorporated by reference to the Current Report on Form 6-K, dated May 7, 2020 (Film No. 20855734), filed by the Registrant with the Securities and Exchange Commission on May 7, 2020).

4.3

Ninth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 1, 2021 (incorporated by reference to the Form F-3, dated March 1, 2021 (Film No. 21697198), filed by the Registrant with the Securities and Exchange Commission on March 1, 2021).

4.4

Thirteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of November 2, 2022 (incorporated by reference to the Current Report on Form 6-K, dated November 2, 2022 (Film No. 221353237), filed by the Registrant with the Securities and Exchange Commission on November 2, 2022).

4.5	Form of Global Security for the 7.325% Fixed Rate Resetting Senior Callable Notes due 2026 (included in Exhibit 4.4).

4.6	Form of Global Security for the 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 (included in Exhibit 4.4).

4.7	Form of Global Security for the 7.437% Fixed Rate Resetting Senior Callable Notes due 2033 (included in Exhibit 4.4).

99.1

Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-253693) and Rule 424(b) filed with the Commission on March 1, 2021 and October 31, 2022, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS PLC (Registrant)

Date: November 2, 2022	By:	/s/ Garth Wright
Name: Garth Wright
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of January 17, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 17, 2018 (Film No. 18530382), filed by the Registrant with the Securities and Exchange Commission on January 17, 2018).

4.2	Sixth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 7, 2020 (incorporated by reference to the Current Report on Form 6-K, dated May 7, 2020 (Film No. 20855734), filed by the Registrant with the Securities and Exchange Commission on May 7, 2020).

4.3	Ninth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 1, 2021 (incorporated by reference to the Form F-3, dated March 1, 2021 (Film No. 21697198), filed by the Registrant with the Securities and Exchange Commission on March 1, 2021).

4.4	Thirteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of November 2, 2022 (incorporated by reference to the Current Report on Form 6-K, dated November 2, 2022 (Film No. 221353237), filed by the Registrant with the Securities and Exchange Commission on November 2, 2022).

4.5	Form of Global Security for the 7.325% Fixed Rate Resetting Senior Callable Notes due 2026 (included in Exhibit 4.4).

4.6	Form of Global Security for the 7.385% Fixed Rate Resetting Senior Callable Notes due 2028 (included in Exhibit 4.4).

4.7	Form of Global Security for the 7.437% Fixed Rate Resetting Senior Callable Notes due 2033 (included in Exhibit 4.4).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-253693) and Rule 424(b) filed with the Commission on March 1, 2021 and October 31, 2022, respectively).